Exhibit 99.2

 Focused innovation  driving sustainable growth  Lundbeck Capital Markets Event – October 23, 2024  Martha  Living with depression and ADHD

 Safe Harbor/Forward-Looking Statements  This presentation contains forward-looking statements that provide our expectations or forecasts of future events such as new product introductions, product approvals and financial performance. Forward looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like "believe", "anticipate", "expect", "estimate", "intend", "plan", "project", "will be", "will continue", "will result", "could", "may", "might", or any variations of such words or other words with similar meanings. All statements other than statements of historical facts included in this presentation, including, without limitation, those regarding the proposed acquisition of Longboard Pharmaceuticals, Inc. ("Longboard") by Lundbeck and Longboard's financial position, business strategy, plans and objectives of management for future operations (including development plans and objectives relating to Lundbeck and Longboard's products), are forward looking statements.  Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause Lundbeck and Longboard's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Factors that may affect future results include, among others, interest rate and currency exchange rate fluctuations; delay or failure of development projects, production or distribution problems; unexpected contract breaches or terminations; government- mandated or market-driven price decreases for Lundbeck's products; introduction of competing products; Lundbeck's ability to successfully market both new and existing products; exposure to product liability and other lawsuits; changes in reimbursement rules and governmental laws and related interpretation thereof; and unexpected growth in costs and expenses. Additional risks and uncertainties include, but are not limited to, risks related to Lundbeck’s ability to complete the transaction on the proposed terms and schedule; whether the tender offer conditions will be satisfied; whether sufficient stockholders of Longboard tender their shares in the transaction; the outcome of legal proceedings that may be instituted against Longboard and/or others relating to the transaction; the failure to receive (or delay in receiving) the required regulatory approvals relating to the transaction; the possibility that competing offers will be made; risks associated with acquisitions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; risks related to future opportunities and plans for Longboard and its products, including uncertainty of the expected financial performance of Longboard and its products; disruption from the proposed transaction, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the occurrence of any event, change or other circumstance that could give rise to the termination of the acquisition agreement; and other uncertainties pertaining to the business of Longboard, including those detailed in Longboard’s public filings with the SEC from time to time, including Longboard’s most recent Annual Report on Form 10-K for the year ended December 31, 2023 and its subsequent Quarterly Reports on Form 10-Q. The reader is cautioned not to unduly rely on these forward-looking statements. The forward-looking statements in this company presentation and any oral presentations speak only as at the date of this presentation. Lundbeck disclaims any intent or obligation to update or revise these forward-looking statements, or to confirm such statements to reflect subsequent events or circumstances after the date of the company release or in relation to actual results, other than as may be required under applicable law or applicable stock exchange regulations.  Certain assumptions made by Lundbeck are required by Danish Securities Law for full disclosure of material corporate information. Some assumptions, including assumptions relating to sales associated with products that are prescribed for unapproved uses, are made considering past performances of other similar drugs for similar disease states or past performance of the same drug in other regions where the product is currently marketed. It is important to note that although physicians may, as part of their freedom to practice medicine in the US, prescribe approved drugs for any use they deem appropriate, including unapproved uses, at Lundbeck, promotion of unapproved uses is strictly prohibited.  3  Capital Markets Event – October 23, 2024

 IMPORTANT INFORMATION FOR INVESTORS AND SECURITY HOLDERS  The tender offer (the Offer) for the outstanding common stock of Longboard referred to in this presentation has not yet commenced. The description contained in this presentation is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that Lundbeck and its acquisition subsidiary will file with the U.S. Securities and Exchange Commission (the SEC). The solicitation and offer to buy the common stock of Longboard will only be made pursuant to an offer to purchase and related tender offer materials. At the time the Offer is commenced, Lundbeck will file a tender offer statement on Schedule TO and thereafter Longboard will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the Offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. ANY HOLDERS OF SHARES ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES.  The offer to purchase, the related letter of transmittal and the solicitation/recommendation statement will be made available for free at the SEC’s website at www.sec.gov. Free copies of the offer to purchase, the related letter of transmittal and certain other offering documents will be made available by Lundbeck and when available may be obtained by directing a request to the Information Agent for the tender offer which will be named in the Schedule TO. Copies of the documents filed with the SEC by Longboard will be available free of charge on Longboard’s internet website https://ir.longboardpharma.com/financial- information/sec-filings or by contacting Longboard’s investor relations contact at IR@LongboardPharma.com.  In addition to the offer to purchase, the related letter of transmittal and certain other tender offer documents filed by Lundbeck, as well as the solicitation/recommendation statement filed by Longboard, Longboard will also file annual, quarterly and current reports with the SEC. You may read and copy any reports or other information filed by Lundbeck or Longboard at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Longboard’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.  4  Capital Markets Event – October 23, 2024

Majority of DEEs have no approved treatment options

U.S. patient population of approximately 220,000 and half not served by licensed therapies

Sizable opportunities across all DEEs

DEEs with approved drugs
Approximately 120,000 patients

DEEs without approved drugs
Approximately 100,000 patients

Bexicaserin

Pipeline in a mechanism


Lennox-Gastaut syndrome
Dravet syndrome
Other DEEs

Bexicaserin has the potential to address all DEEs

Numbers from U.S. Dravet Syndrome Foundation and U.S. LGS Foundation. Longboard Pharmaceuticals subject to deal closure. Expected December 2024.
DEE: Developmental and Epileptic Encephalopathies; TSC: Tuberous Sclerosis Complex; CDKL5: Cyclin Dependent Kinase Like 5; EMAS: Epilepsy with Myoclonic-Atonic Seizures.

44 Capital Markets Event – October 23, 2024

 Bexicaserin in phase III backed by strong clinical data  A differentiated, highly selective 5-HT2C agonist with a compelling efficacy and safety profile  5-HT: 5-hydroxytryptamine (serotonin) receptors; VHD: Valvular Heart Disease; PAH: Pulmonary Arterial Hypertension; SAD: Single Ascending Dose; CSF: Cerebrospinal Fluid; EEG: Electroencephalogram. Longboard Pharmaceuticals subject to deal closure. Expected December 2024.  Greater selectivity and specificity  Designed to only bind 5-HT2C receptors  No detected activity at receptors associated with significant adverse events with either  5-HT2B (VHD and PAH) or 5-HT2A (psychiatric)  Bexicaserin  Pre-clinical evidence  Reduced seizure, epileptiform activity, duration and number of epileptiform events in fish and rodent models  Phase I – Healthy volunteers  No observed food effect in SAD trial  Plasma & CSF concentration increased in a dose-dependent & consistent manner  Phase II – Multiple DEE populations (PACIFIC)  Topline data communicated in Q1 2024  Global phase III program initiated in Q4 2024  Recent 9-month open-label data confirms strong and durable seizure reduction of 57.7% in countable motor seizures  45  Capital Markets Event – October 23, 2024

 Sustainable effects shown in open-label extension study  More than 50% reduction across treatment groups  Longboard Pharmaceutical Investor & Analyst Day September 16, 2024. Longboard Pharmaceuticals subject to deal closure. Expected December 2024.  Median percent reduction in monthly seizure frequency from PACIFIC baseline  9-month open-label extension (OLE)  Transition to OLE  Month 2  -100  -80  0  -40  -60  -20  Month 3  Month 4  Month 5  Month 6  Month 7  Month 8  Month 9  Month 1  50% reduction  Bexicaserin PACIFIC to bexicaserin OLE Placebo PACIFIC to bexicaserin OLE  Overall  PACIFIC  data set  48  Capital Markets Event – October 23, 2024

Continued growth from in-market assets to organic pipeline

Building on strong mid-term momentum to secure future long-term growth

Revenue ambition

Illustrative



Additional growth from early-stage pipeline and potential business development activities
More than DKK 30bn
20
+ Vyepti
+ Rexulti
- Abilify Maintena
- Brintellix
- Mature brands
+ Vyepti
- Rexulti
- Brintellix
- Abilify Maintena
- Mature brands
+ Amlenetug
+ Anti-PACAP
2023
Acceleration
Generic erosion
Operating model optimization
2027
Acceleration
Generic erosion
Late-stage pipeline1
Bexicaserin1,2
Beyond 2030
Mature brands
Strategic brands
Pipeline assets1
Operating model optimization

Mid-term – Solid growth driven by Vyepti and Rexulti

- Vyepti: Tripling of sales
- Rexulti: Mid-teen-digit CAGR excl. PTSD potential

Long-term ambition – Innovative late-stage pipeline

- Amlenetug
- Anti-PACAP
- Bexicaserin[2]

(1) Revenue forecasts for amlenetug, anti-PACAP and bexicaserin are not risk-adjusted; (2) Subject to deal closure. Expected December 2024.
Figures in constant exchange rates. Expected outlook and figures exclude any potential additional business development activities beyond Longboard Pharmaceuticals acquisition.
PACAP: Pituitary Adenylate Cyclase-Activating Peptide; PTSD: Post-Traumatic Stress Disorder.

59 Capital Markets Event – October 23, 2024

Allocating resources to ensure sustainable growth

How do we fund our growth ambitions?

Organic uses of capital

- Continuous growth of **Vyepti**
- Exploiting full potential of **Rexulti**

- **Early-stage development** and building a sustainable pipeline
- **Late-stage pipeline progression**

Organic sources of capital

- Acceleration of strategic brands
- Commercial model optimization
- Operational effectiveness
- Targeted divestments

Excess resources

Options in focus

- Business development
  - Longboard Pharmaceuticals[1]
  - ...
- Balance sheet
- Dividend
- Share buyback

(1) Subject to deal closure. Expected December 2024.

60 Capital Markets Event – October 23, 2024

Largest capital reallocation program in Lundbeck's history

Improving margins while funding our future

Illustrative
- Inflow / increase in capital (green)
- Outflow / decrease in capital (blue)

	2023 base	Capital reallocation program: Organic sources of capital	Capital reallocation program: Organic uses of capital	2027 organic
Revenue	DKK 20bn	Acceleration of strategic brands (inflow); Commercial model optimization (outflow); Production model optimization (outflow)		Mid-single digit CAGR ↑
Costs[1]	~72%	Production model optimization; Commercial model optimization; Brand profitability spend; Cost efficiencies (inflow)	Acceleration of strategic brands; Focused investments in R&D (outflow)	Improved by 2-4pp ↓
Adj. EBITDA	28.4%			30-32% ↑
EBITDA impact in 2027		Appr. DKK 1-1.3bn	Appr. DKK -0.5bn	
One-off costs 2024-2027		Appr. DKK -1bn[2]		

(1) Excluding depreciation and amortization costs, and one-off costs (incl. restructuring and integration costs); (2) Includes appr. DKK 0.5bn for MAGLi74 impairment.
Expected outlook and figures exclude any potential additional business development activities beyond Longboard Pharmaceuticals acquisition.

61 Capital Markets Event – October 23, 2024

Largest capital reallocation program in Lundbeck's history

Improving margins while funding our future

Illustrative — Green: Inflow / increase in capital; Blue: Outflow / decrease in capital

	2023 base	Capital reallocation program: Organic sources of capital	Capital reallocation program: Organic uses of capital	2027 organic	Longboard[3]: Organic uses of capital	2027 target
Revenue	DKK 20bn	Acceleration of strategic brands (inflow); Commercial model optimization (outflow); Production model optimization (outflow)		Mid-single digit CAGR		Mid-single digit CAGR ↑
Costs[1]	~72%	Production model optimization; Commercial model optimization; Brand profitability spend; Cost efficiencies (inflow)	Acceleration of strategic brands; Focused investments in R&D (outflow)	Improved by 2-4pp	Pre-launch commercial spend for bexicaserin[3]; R&D spend for bexicaserin phase III trial (outflow)	Improved by ~2pp ↓
Adj. EBITDA	28.4%			30-32%		>30% ↑
EBITDA impact in 2027		Appr. DKK 1-1.3bn	Appr. DKK -0.5bn		Appr. DKK -0.7bn	
One-off costs 2024-2027		Appr. DKK -1bn[2]			Appr. DKK -0.6bn	

(1) Excluding depreciation and amortization costs, and one-off costs (incl. restructuring and integration costs); (2) Includes appr. DKK 0.5bn for MAGLi74 impairment; (3) Subject to deal closing. Expected December 2024. Expected outlook and figures exclude any potential additional business development activities beyond Longboard Pharmaceuticals acquisition.

62 Capital Markets Event – October 23, 2024

Mid-term guidance backed by clarity on strategic drivers

Profitable and sustainable organic growth

Key drivers

Vyepti

Expect to triple sales by 2027 driven by strong patient-focused ecosystem

Rexulti (brexpiprazole tablets)

Mid-teen-digit CAGR until 2027 excl. potential upside from PTSD

Sales and distribution ratio

Commercial go-to-market model optimization leading to steadily decreasing ratio towards 30-35% of revenues (37.6% in 2023)

R&D ratio

Steady increase of R&D spend towards 20-25% of revenues (17.4% in 2023) and strengthening of pipeline towards sustainable shape

Mid-term guidance 2027

Total revenue growth (%)

Mid-single-digit CAGR through 2027

High single-digit CAGR for strategic brands through 2027

Adjusted EBITDA margin (%)

More than 30%

Expected outlook and figures exclude any potential additional business development activities beyond Longboard Pharmaceuticals acquisition. Longboard Pharmaceuticals subject to deal closure. Expected December 2024. PTSD: Post-Traumatic Stress Syndrome.

64 Capital Markets Event – October 23, 2024